UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2007

SENTO CORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-06425	87-0284979
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

420 East South Temple, Suite 400 Salt Lake City, Utah		84111
(Address of principal executive offices)		(Zip Code)

(801) 431-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

Sento Corporation has determined to close its satellite contact center facility in Evanston, Wyoming. As a result of this action, the Company expects to realize $310,000 in annual savings. A total of 65 agents were employed in the contact center with approximately 50 of them expected to remain with Sento as home agents. This facility closing is a first step in the Company’s new cost-saving initiative that is targeted to reduce total annual operating costs by $4 million. Sento expects to record a noncash charge of approximately $600,000 in the fourth quarter of fiscal 2007 as a result of the closing of the 33,000 sq. ft. Evanston operation. Sento has leased the facility since 2000 and is working with the city of Evanston to find another tenant for the space.

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On February 9, 2007, Sento dismissed its independent registered public accounting firm, Ernst & Young LLP. The decision to dismiss Ernst & Young was made by Sento’s audit committee. Ernst & Young’s reports on Sento’s financial statements for the years ended March 31, 2006, and March 31, 2005, did not include an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

During Sento’s two most recent fiscal years and the interim periods following the fiscal year ended March 31, 2006, Sento has not had any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of such disagreements in connection with its report. Additionally, none of the reportable events set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K have occurred during either of the last two fiscal years and the interim periods since March 31, 2006.

Sento has provided Ernst & Young with a copy of the disclosures included in this Item 4.01 and has requested that Ernst & Young provide a letter addressed to the Securities & Exchange Commission stating whether it agrees with the disclosure included in this Item 4.01 and, if not, stating the respects in which it does not agree. The letter provided by Ernst & Young is filed with this report as Exhibit 16.01.

On February 6, 2007, Sento engaged Child, Van Wagoner & Bradshaw, PLLC, as its new independent registered public accounting firm. During the preceding two fiscal years and the interim periods since March 31, 2006, neither Sento nor anyone acting on its behalf have consulted Child, Van Wagoner & Bradshaw, PLLC, regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Sento’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Sento has named Dave B. McGinn, 44, as a member of its Board of Directors and as Chairman of its Audit Committee effective February 13. He succeeds Donald Livingstone in those posts. As previously reported, Mr. Livingstone notified the Board that he would not seek re-election at the Company’s next Annual Meeting so he can perform missionary work in Africa. Mr. Livingstone will work with Mr. McGinn for a short transition period approximately through the end of March 2007. As to the director vacancy created by the previously announced resignation of Mr. O’Neal, the Board has temporarily reduced the number of directors to six and determined that at such time as the board of directors has identified and is prepared to name the chief executive officer of the Company, it is the current intention of the board to then increase the size of the board to seven persons and to appoint the newly named CEO to fill the vacancy created by such increase.

Mr. McGinn brings to the Sento Board of Directors 20 years of experience in executive financial management roles in both public accounting and private industry. He is Chief Operating Officer and Chief Financial Officer of Agilix Labs, a worldwide leader in mobile learning solutions for education markets, where he is responsible for directing the Company’s operational and financial strategy and has successfully procured strategic capital investments and partnerships for the Company. Prior to joining Agilix, Mr. McGinn was Chief Financial Officer and Vice President of Operations for MyFamily.com. At MyFamily.com, Mr. McGinn assisted in raising more than $75 million in capital from major private investors and led the building of the internal infrastructure that supported quadrupled growth in annual revenues to over $10 million in one year. Mr. McGinn has also served as Vice President of Finance for OpenMarket, Director of Financial Planning for Novell, and Controller of SoftSolutions Technology Corporation. In connection with his appointment to the Board of Directors, Sento has granted Mr. McGinn options to purchase 7,500 shares of Sento's common stock at an exercise price of $2.28 per share, which was the closing sales price on February 13, the date of his appointment.

Mr. McGinn began his career as an audit manager in the technology practice of KPMG, where he directed the audit engagements of a variety of entities, both public and private. He is a CPA and a member of both the American Institute of CPAs and the Utah Association of CPAs. Mr. McGinn holds a Master of Accountancy degree from Brigham Young University.

Sento has named Brian Maloy its interim Chief Financial Officer. He succeeds Anthony Sansone, whose previously announced planned departure occurred February 10. Mr. Sansone has accepted a position with a private company in Salt Lake City. Pursuant to the Retirement Agreement attached hereto as Exhibit 10.01, the period to exercise Mr. Sansone’s vested options has been extended for one year.

Mr. Maloy has provided strategic financial consulting services to Sento since January 2, 2007. He is expected to hold the interim post for a short transition period until a new Chief Financial Officer is named. Mr. Maloy is affiliated with The Chesapeake Group, a New York-based investment bank, which was instrumental in structuring and coordinating a $3 million private financing for Sento completed in December.

Mr. Maloy has spent the past five years as a consultant focusing on US business services companies. Though based in the United Kingdom, he has committed to spend the majority of his time during this transition period in the US, working alongside Sento’s management team. Earlier in his career, Mr. Maloy spent 17 years working for GE and GE Capital in various senior financial positions in Europe and Asia.

EXPLANATORY NOTE

The information in Item 7.01 and exhibit 99.01 is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On February 13, 2007, Sento issued a press release, a copy of which is attached hereto as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.01	Anthony Sansone Retirement Agreement	Attached
16	Letter on Change in Certifying Accountant
16.01	Letter from Ernst & Young LLP	Attached
99	Miscellaneous
99.01	Public release dated February 13, 2007	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTO CORPORATION.
Registrant

Dated: February 16, 2007	By: /s/ Brian Maloy
Brian Maloy, Chief Financial Officer

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